UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2011

ThermoGenesis Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 Citrus Rd., Rancho Cordova, California		95742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	916-858-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Mahendra S. Rao as Director

Dr. Mahendra S. Rao resigned as director of the Company effective as of July 29, 2011. Dr. Rao’s resignation was due to his appointment to a position with the National Institute of Health ("NIH") which required him to resign as director of the Company pursuant to NIH and federal government rules and regulations related to conflicts of interests. To the knowledge of the Company, Dr. Rao had no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Robin C. Stracey as Director

On July 29, 2011, the Board of Directors of ThermoGenesis Corp. (the "Company") appointed Mr. Robin C. Stracey as a new member of the Board of Directors of the Company. Mr. Stracey is expected to be appointed to one or more committees of the Board at future meetings, but currently serves on no committee.

Mr. Stracey has more than 30 years of management experience in biotech, life science research and medical device businesses ranging in size from startup to over $9 billion. Since December, 2007, Mr. Stracey has been the President and Chief Executive Officer of Cantimer Incorporated, a privately-held company that develops applications for a patented sensor technology platform that is based upon a unique convergence of micro-electromechanical systems and advanced polymer chemistry. Prior to joining Cantimer Incorporated, Mr. Stracey was Director, President and Chief Executive Officer of Applied Imaging Corporation, a publicly-traded, computer-aided diagnostics company. Mr. Stracey was also the Vice President and General Manager of a Chromatography and Mass Spectrometry business unit of Thermo Electron Corporation from April 2002 to October 2003, where he was responsible for all aspects of a business unit providing sophisticated capital equipment and consumables to drug discovery, clinical and life sciences customers worldwide. From November 1999 to September 2001, Mr. Stracey was a Corporate Vice President of Dade Behring and the General Manager of Syva Inc., a subsidiary of Dade Behring and a leading supplier of specialized diagnostic reagents. Mr. Stracey has a Bachelor of Science degree with honors in life sciences from the University of Nottingham in the United Kingdom. He is a graduate of the Executive Program at the Stanford University Graduate School of Business.

Mr. Stracey will receive an annual board retainer of $24,000 paid quarterly. Mr. Stracey will also be awarded an option to purchase 25,000 shares of the Company’s common stock, which will vest in three equal installments on July 29, 2012, 2013 and 2014, and will receive $1,500 per board meeting attended.

Mr. Stracey has not previously held any positions with the Company and there have been no related party transactions between Mr. Stracey and the Company. Mr. Stracey has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no other arrangements or understandings with Mr. Stracey with respect to his appointment as a director.

For more information, see the Press Release attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated August 1, 2011, titled "ThermoGenesis Names Former Applied Imaging CEO Robin Stracey to Board of Directors, Replacing Dr. Mahendra Rao".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ThermoGenesis Corp.

August 1, 2011	By:	Matthew T. Plavan

Name: Matthew T. Plavan
Title: CFO & EVP, Business Development

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Exhibit Index

Exhibit No.	Description

99.1	99.1 Press release dated August 1, 2011, titled "ThermoGenesis Names Former Applied Imaging CEO Robin Stracey to Board of Directors, Replacing Dr. Mahendra Rao".